UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 24, 2012

DIAMOND FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51439	20-2556965
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Montgomery Street, 13th Floor San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 445-7444

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)

As previously disclosed, the Audit Committee of the Board of Directors (“Audit Committee”) of Diamond Foods, Inc. (“Diamond”) concluded that certain walnut crop payments to growers were not accounted for in the correct periods and that Diamond’s previously issued consolidated financial statements for the fiscal years ended July 31, 2011 and July 31, 2010, and the accompanying reports of Diamond’s independent registered public accounting firm, and the previously issued unaudited condensed financial statements for the interim quarterly periods for the fiscal year ended July 31, 2011, and the quarter ended July 31, 2010, should no longer be relied upon. In addition, the Audit Committee previously disclosed a determination that Diamond has material weaknesses in its internal control over financial reporting. As a result of such internal control deficiencies, Diamond determined that its disclosure controls and procedures were not effective as of the fiscal years ended July 31, 2011 and 2010.

On October 24, 2012, the Audit Committee concluded that Diamond’s consolidated financial statements for the quarters ended January 31, 2010 and April 30, 2010 should no longer be relied upon, as such financial statements will be restated to reflect adjustments to the walnut cost estimates in such periods. The Audit Committee has discussed these matters with Diamond’s independent registered public accounting firm.

Diamond is working diligently to complete the restatement of its financial statements and to file all required periodic reports with the Securities and Exchange Commission as soon as practicable.

Item 8.01.	Other Events.

On October 25, 2012, Diamond issued a press release announcing the foregoing information in Item 4.02(a).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Diamond Foods, Inc. press release dated October 25, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND FOODS, INC.

Date: October 25, 2012	By:	/s/ Stephen E. Kim
Name: Stephen E. Kim
Title: Senior Vice President, General Counsel